SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
4050 Calle Real
Santa Barbara, California 93110

April __, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity National Information Solutions, Inc. The meeting will be held on June 17, 2003 at 2:00 p.m., Pacific Time, at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. The formal Notice and Proxy Statement for the Annual Meeting are attached to this letter.

     Your vote is important, regardless of the number of shares you own. Please sign, date and return your proxy as soon as possible, even if you currently plan to attend the annual meeting. You may still attend the annual meeting and vote in person if you desire, but returning your proxy card now will assure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors, I thank you for your cooperation.

Sincerely,

William P. Foley, II Chairman of the Board

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
4050 Calle Real
Santa Barbara, California 93110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 17, 2003

     The 2003 Annual Meeting of Stockholders of Fidelity National Information Solutions, Inc. will be held on June 17, 2003, at 2:00 p.m., Pacific time, at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California for the following purposes:

1.	To elect seven persons to serve as directors of FNIS until their respective terms have expired.

2.	To approve an amendment to the Fidelity National Information Solutions, Inc. 2001 Stock Incentive Plan to increase by 3,300,000 the number of shares available for issuance thereunder and to increase the automatic annual increase by 330,000.

3.	To transact such other business as may properly come before the annual meeting.

     The record date for determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof is the close of business on April 23, 2003.

     All stockholders are cordially invited to attend the meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matter that will be presented at the meeting. Instructions for our registered stockholders are described under the question “How do I vote?” on page 2 of the proxy statement.

By Order of the Board of Directors

Fernando Velez, Jr. Secretary

April [  ], 2003
Santa Barbara, California

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

INTRODUCTION
QUESTIONS AND ANSWERS ABOUT VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PROPOSAL 2 AMENDMENT OF THE FIDELITY NATIONAL INFORMATION SOLUTIONS 2001 STOCK INCENTIVE PLAN
STOCKHOLDER PROPOSALS
HOUSEHOLDING
TRANSACTION OF OTHER BUSINESS

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
4050 Calle Real
Santa Barbara, California 93110

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2003

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Fidelity National Information Solutions, Inc. (“FNIS” or the “Company”) to be voted at the Annual Meeting of Stockholders to be held June 17, 2003, and any adjournment thereof. The annual meeting will be held at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California, on June 17, 2003 at 2:00 p.m., Pacific time. We expect to mail this proxy material to stockholders on or about April 30, 2003.

QUESTIONS AND ANSWERS ABOUT VOTING

     Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, we encourage you to vote by proxy to assure that your shares will be represented.

Q:	Who is entitled to vote?

A:	All record holders of FNIS common stock as of the close of business on April 23, 2003 are entitled to vote. On that day, approximately [ ] shares were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

Q:	How do I vote?

A:	You can have three ways to vote, other than by attending the annual meeting and voting in person:

•	by mail, using the enclosed proxy card and return envelope;

•	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

•	through the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and to our Chief Financial Officer (the “Proxyholders”). In this way, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares for the election of the Board’s nominees and for the approval of the amendment to the 2001 Stock Incentive Plan.

Q:	What happens if other matters are raised at the meeting?

A:	Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in our charter and bylaws, any proxies given will be voted by the Proxyholders in accordance with their best judgment, unless you have indicated otherwise.

Q:	Is my vote confidential?

A:	Whether voting in person, by mail, by telephone or through the Internet, you will be given the opportunity to request that your vote be treated as confidential. If you request confidential treatment, only the inspectors of election and the proxy tabulator will have access to your vote.

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and later wish to revoke it, you may do so by either: giving written notice to the Corporate Secretary; submitting another proxy bearing a later date (in any of the permitted forms); or casting a ballot in person at the annual meeting.

Q:	Who will count the votes?

A:	FNIS’s transfer agent, Wells Fargo Investment Services, will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined as follows. The seven people receiving the largest number of votes cast at the annual meeting will be elected as directors. Approval of the proposal to increase the number of authorized shares of common stock under the Fidelity National Information Solutions 2001 Stock Incentive Plan requires the affirmative vote of a majority of the outstanding shares present or represented and entitled to vote on the proposal. For each other matter, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required for approval.

Q:	What constitutes a quorum?

A:	A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:	What are broker non-votes?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” under Nasdaq rules, such as the election of directors. On non-routine matters, nominees cannot vote unless they receive voting instructions from beneficial holders, resulting in so-called

“broker non-votes.” Broker non-votes have no effect on the outcome of any of the matters specified in the Notice of Annual Meeting.

Q:	What effect does an abstention have?

A:	Abstentions or directions to withhold authority will have no effect on the outcome of the election of directors. The proposal to amend the 2001 Stock Incentive Plan, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy. Abstentions will have the same effect as a negative vote, whereas broker non-votes will not count as a vote either for or against either of this proposal.

Q:	What shares are covered by the proxy card?

A:	The proxy card covers all shares held by you of record (i.e., registered in your name), including those held in FNIS’s employee 401(k) plan and Employee Stock Purchase Plan.

Q:	What if I am a beneficial holder rather than an owner of record?

A:	If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q:	Who pays the cost of soliciting proxies?

A:	We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for an estimated fee of $2,500 plus reimbursement of expenses.

A:	What if I share a household with another stockholder?

Q:	We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the

Annual Report or Proxy Statement for your household, please contact our Investor Relations department (in writing: 4050 Calle Real, Santa Barbara, California 93110; by telephone: (805) 696-7000).

If you participate in householding and wish to receive a separate copy of the 2002 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact Continental Stock Transfer & Trust as indicated above.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Q:	How can I view a stockholder list?

A:	A complete list of stockholders entitled to vote at the annual meeting will be available at Fess Parker’s Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California. For ten days prior to the meeting, you may access this list at Fidelity’s offices at 4050 Calle Real, Santa Barbara, California 93110 for examination during business hours for any purpose relating to the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

     Our Board of Directors currently consists of seven members in one class. Each year, the directors are elected to serve a one-year term. At the annual meeting, seven directors are proposed for election for a one-year term expiring in 2004. The Board has nominated the following persons for election, all of whom are currently directors:

Willie D. Davis
William P. Foley, II
Richard J. Freeman
Earl Gallegos
Richard A. Mendenhall
Patrick F. Stone
Cary H. Thompson

     Information regarding each of the nominees follows on page 6. Each director will be elected by a plurality of the votes cast at the meeting. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director. Each nominee elected as a Director will continue in office until his or her successor has been elected or until his or her earlier death, resignation or retirement.

THE BOARD OF DIRECTORS OF FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Information About Directors Nominees
The names of the nominees and their ages as of April 23, 2003 are set forth below.

Name	Age	Principal Occupation	Director Since

Willie D. Davis	68	President, All-Pro Broadcasting, Inc.	2001
William P. Foley, II	57	Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc.	2001
Richard J. Freeman	50	Investment Advisor	2001
Earl Gallegos	45	Principal, Earl Gallegos Management	2001
Richard A. Mendenhall	58	Owner of RE/MAX Boone Realty	2003
Patrick F. Stone	55	Chief Executive Officer of Fidelity National Information Solutions, Inc.	2001
Cary H. Thompson	46	Senior Managing Director, Bear Stearns & Co. Inc.	2001

     Willie D. Davis

     Mr. Davis has served as the President and a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations, since 1976. Mr. Davis currently also serves on the Board of Directors of Checkers Drive-In Restaurants, Inc., Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM MIRAGE, Alliance Bank, Johnson Controls, Inc., Bassett Furniture Industries, Incorporated and Strong Fund and Wisconsin Energies.

     William P. Foley, II

     Mr. Foley is the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. (“Fidelity”), the nation’s largest title insurance company and the controlling stockholder of FNIS. Mr. Foley is also currently serving as Chairman of the Board of FNIS and CKE Restaurants, Inc.

     Richard J. Freeman

     From September 1993 to March 2003, Mr. Freeman was a Managing Director of Century Capital Management Inc. (“CCM”). Mr. Freeman served as a director of Vista Information Solutions, Inc. the predecessor to FNIS, from 1996 to 2001. For the past 25 years, Mr. Freeman had held various investment management positions with CCM, Kemper Financial Services, First Chicago Corp, Metropolitan Life Insurance Company and the State of Michigan Insurance Bureau and Treasury Department.

     Earl Gallegos

     Mr. Gallegos is the founder and principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations. Mr. Freeman served as a director of Vista Information Solutions, Inc., the predecessor to FNIS, from 1996 to 2001. Prior to 1995, Mr. Gallegos held various management positions, including Vice President of Operations, within The Pacific Rim Assurance Company.

     Richard A. Mendenhall

     Mr. Mendenhall has served as a director of FNIS since January 2003, when he was appointed by the Board to fill a vacancy. Mr. Mendenhall is the owner of RE/MAX Boone Realty and co-owner of RE/MAX Jefferson City, real estate firms. In 2001, he has served as President for the National Association of REALTORS®, where he served as a vice president since 1997 and has served on various committees since 1994. He has also served on the Presidential Advisory Group on MLS Technology in 1993 and the Presidential Advisory Group on Agency in 1992. Mr. Mendenhall was nominated to the Board by the National Association of Realtors® and their right to do so was pursuant to a one-year exclusive marketing arrangement with regard to our transaction management software. The nomination was subject to the approval of our Board of Directors, which occurred in January 2003.

     Patrick F. Stone

     Mr. Stone has served as Chief Executive Officer of FNIS since January 2002. Mr. Stone formerly served as the President of Fidelity until January 1, 2003, and as Fidelity’s Chief Operating Officer from March 1997. From May 1995 through March 1997 he was an Executive Vice President of Fidelity and President of Fidelity National Title Insurance Company and four other underwriter subsidiaries of Fidelity. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. Mr. Stone currently serves on the board of directors of Fidelity.

     Cary H. Thompson

     Mr. Thompson is currently a Senior Managing Director with Bear Stearns & Co. Inc. From 1996 to 1999, Mr. Thompson served as a director and Chief Executive Officer of Aames Financial Corporation. Mr. Thompson was a managing director of Nat West Markets from May 1994 to June 1996. Mr. Thompson currently serves on the Boards of Directors of Fidelity, Aames Financial Corporation and SonicWall, Inc.

Principal Stockholders

     The following table sets forth certain information regarding beneficial ownership of FNIS’s common stock. The following table sets forth certain information regarding persons or entities known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

	Number of Beneficial
Stockholder	Shares Owned(1)	Percentage(2)

Fidelity National Financial, Inc. and Chicago Title & Trust Company(3)	27,068,110	68.1%
4050 Calle Real, Ste. 220 Santa Barbara, CA 93110

(1)	Includes warrants to purchase 913,970 shares

(2)	Calculated based upon the number of shares of common stock outstanding as of April 4, 2003.

(3)	Chicago Title & Trust Company is a wholly-owned subsidiary of Fidelity National Financial, Inc.

Security Ownership of Directors and Named Executive Officers

     The following table sets forth information regarding the beneficial ownership of common stock and common stock equivalents of FNIS as of April 4, 2003, by (i) each director of the Company, (ii) the Company’s Chief Executive Officer and each of its four most highly compensated executives (the “Named Executive Officers”) and (iii) all directors and executive officers of the Company as a group. The information as to beneficial stock ownership is based on data furnished by the person concerning whom such information is given. Except as otherwise indicated, beneficial ownership includes both voting and investment power. The address of all officers and directors is 4050 Calle Real, Ste. 220, Santa Barbara, CA 93110.

	Number of Shares	Number of Options
Name	Beneficially Owned	Held(1)	Total	Percent of Total

Directors
William P. Foley, II	65,916	1,129,993	1,195,909	2.93%
Willie D. Davis	0	45,001	45,001	*
Richard J. Freeman	1,663	48,934	50,597	*
Earl Gallegos	0	47,861	47,861	*
Cary H. Thompson	0	31,668	31,668	*
Richard A. Mendenhall	0	0	0	*
Patrick F. Stone	20,000	472,405	495,636	1.24%
Executive Officers
Dwayne M. Walker	5,208	98,334	103,542	*
Neil A. Johnson	71	75,002	78,097	*
Brian F. Hershkowitz	1,500	31,001	32,721	*
Ray O. Ferrarin	5,875	35,001	40,876	*
All current directors and executive officers as a group (11 persons)	100,233	2,015,200	2,128,575	4.17%

*	Less than one percent (1%)

(1)	Represents shares subject to stock options that are exercisable on April 4, 2003 or become exercisable within 60 days of April 4, 2003.

Executive Officers

     The executive officers of FNIS are set forth on the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. Mr. Stone’ s biographical information is on page 7.

Name	Age	Current Position with Company

Patrick F. Stone	55	Chief Executive Officer
Dwayne Walker	41	President and Chief Operating Officer
Neil A. Johnson	63	Chief Financial Officer and Executive Vice President
Brian Hershkowitz	40	Executive Vice President — Data
Ray Ferrarin	43	Executive Vice President — Services

Dwayne M. Walker

     Mr. Walker is President and Chief Operating Officer of FNIS. Mr. Walker has more than 22 years experience in technology, services, mergers and acquisitions, high growth business development and leveraging technology to gain business and financial advantage. Mr. Walker has held senior executive positions at Network Commerce Inc., US Connect, TRW, Hughes Aircraft, DMR Group and Microsoft Corporation. Mr. Walker has served as a director at many companies including Escrow.com, Network Commerce Inc., US Connect and Micro General Corporation, which was recently acquired by FNIS.

Neil A. Johnson

     Mr. Johnson is Executive Vice President and Chief Financial Officer for FNIS. Mr. Johnson was also the Senior Vice President, Finance & Administration and Chief Financial Officer of the FNIS predecessor company, VISTAinfo. He has 35 years of experience in public and private technology, information services and energy companies, having held both financial and operating positions. Prior to joining VISTAinfo, Mr. Johnson was Senior Vice President and Chief Financial Officer of MaxServ, Inc., an information services company acquired by Sears, Roebuck and Co. in 1997.

Brian F. Hershkowitz

     Mr. Hershkowitz is Executive Vice President of FNIS. His responsibilities include management of the Company’s data offerings, including public records information, credit reporting information, flood hazard compliance data, real estate tax information and collateral valuation services. Immediately before joining FNIS, Mr. Hershkowitz was President & Chief Operating Officer of LandSafe Credit for Countrywide Credit Industries. He also held the position of Chief Information Officer at LandSafe. Before joining LandSafe, Mr. Hershkowitz was a Director at the Mortgage Bankers Association of America.

Ray O. Ferrarin

     Mr. Ferrarin is Executive Vice President of FNIS. His responsibilities include management of the Company’s service offerings, including: Traditional Appraisal Services, Real Estate Tax Outsourcing Services and Disbursements, Private Labeled Credit Information, Litigation Support Services, Title Plant Keying, Commercial Printing, Geographic Underwriting Systems, and Location CD access to PPC catalog data. Prior to joining FNIS, Mr. Ferrarin was President of Fidelity National Flood Services Inc., a role he assumed after the 2001 merger of Chicago Title Flood Services and Fidelity National Flood. For five years prior to that, he managed Chicago Title Flood Services. He has 12 years of sales and operations experience within the flood zone determination industry and is an active member of The National Lenders Insurance Council and the National Flood Determination Association.

Executive Compensation and Other Matters

     The following Summary Compensation Table shows compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities during the years indicated.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

						All
					Securities	Other
				Other Annual	Underlying	Compensation Under
	Fiscal	Salary	Bonus	Compensation	Options	$50,000
Name and Title (1)	Year	($)(2)	($)(3)	($)(4)	(#) (5)	($) (6)

Patrick F. Stone	2002	375,000	1,125,000	—	422,405	30,828
Chief Executive Officer
Dwayne M. Walker	2002	225,000	375,000	—	485,208	357
President and Chief Operating Officer
Neil A. Johnson	2002	300,000	105,000	74,060	30,000	5,694
Executive Vice President and	2001	210,521	150,000	—	60,000	5,800
Chief Financial Officer	2000	200,021	100,000	—	15,715	5,800
Brian F. Hershkowitz	2002	269,806	358,516	—	40,000	2,719
Executive Vice President	2001	123,772	145,000	—	70,000	—
Raymond O. Ferrarin	2002	239,179	269,063	—	40,000	16,804
Executive Vice President	2001 (7)	71,042	215,071	—	40,000	4,271

1.	Mr. Stone became Chief Executive Officer effective January 1, 2002. At the same time, Mr. Stone also continued in his role as President of Fidelity National Financial, Inc. (“Fidelity”), the Company’s parent. Amounts shown in this table represent 50% of Mr. Stone’s annual compensation related to his role as Chief Executive Officer of the Company, based on the agreement between the Company and FNF. Mr. Walker was appointed President and Chief Operating Officer in July 2002. Mr. Hershkowitz joined the Company as Executive Vice President on June 8, 2001.

2.	Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company’s 401(k) plan.

3.	Bonuses were awarded during the year following the year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors.

4.	Amounts shown for Mr. Johnson relate to relocation expenses.

5.	The number of securities underlying options has been adjusted to reflect all stock splits.

6.	Amounts shown for fiscal 2002 consist of the following: (i) Mr. Stone: Company contribution to 401(k) Plan — $2,750, Company contribution to ESPP - $26,631, Company paid life insurance premiums — $1,447; (ii) Mr. Walker: Company paid life insurance premium — $357; (iii) Mr. Johnson: Company contribution to 401(k) Plan — $5,100, Company paid life insurance premium of $594; (iv) Mr. Hershkowitz: Company contribution to 401(k) plan - $2,629, Company paid life insurance premium — $90; and (v) Mr. Ferrarin - Company contribution to 401(k) Plan — $4,714, Company contribution to ESPP — $12,000, Company paid life insurance premium — $90. Amounts shown for fiscal 2001 consist of the following: (i) Mr. Johnson: Company contribution to 401(k) Plan — $4,800, Profit Sharing — $1,000; and (ii) Mr. Ferrarin: Company contribution to 401(k) Plan — $4,181, Company paid life insurance premiums — $90. Amounts shown for fiscal 2000 for Mr. Johnson consist of Company contribution to 401(k) Plan — $4,800, and Profit Sharing — $1,000.

7.	Amounts shown for fiscal year 2001 for Mr. Ferrarin are from August 1, 2001 (date of business combination with Fidelity National Financial, Inc.) through December 31, 2001.

     The following table sets forth certain information with respect to the stock options granted during 2002 to the named individuals and the potential realizable value of such stock options. The Company does not currently grant stock appreciation rights to officers or directors.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at
							Assumed Annual Rates of
	Number Of Securities Underlying Options Granted (#)(1)						Stock Price Appreciation
			Percentage of Total Options Granted to Employees in Fiscal Year				for Option Term (4)
				Exercise or Base Price ($/share)
						Expiration Date	5% ($)	10% ($)
Name

Patrick F. Stone	22,405	(2)		9.61	(2)	11/17/09	135,473	343,316
	100,000			16.81	(3)	9/24/12	1,057,172	2,679,081
	300,000			17.51	(3)	12/23/12	3,303,583	8,371,929

	422,405		16%
Dwayne M. Walker	10,208	(2)		4.08	(2)	8/3/09	26,204	66,406
	450,000			21.02	(3)	7/9/12	5,948,714	15,075,210
	25,000			17.51	(3)	12/23/12	275,299	697,661

	485,208		18%
Neil A. Johnson	15,000			16.81	(3)	9/24/12	158,576	401,862
	15,000			17.51	(3)	12/23/12	165,179	418,596

	30,000		1%
Brian F. Hershkowitz	25,000			16.81	(3)	9/24/12	264,293	669,770
	15,000			17.51	(3)	12/23/12	165,179	418,596

	40,000		1%
Raymond O. Ferrarin	25,000			16.81	(3)	9/24/12	264,293	669,770
	15,000			17.51	(3)	12/23/12	165,179	418,596

	40,000		1%

(1)	Nonqualified stock options.

(2)	On July 9, 2002, the Company acquired 100% of the outstanding common stock of Micro General Corporation (NASDAQ: MGEN — “MGEN”). In connection with this transaction, the Company issued options in exchange for the outstanding MGEN options. Amounts shown represent the FNIS options issued in exchange.

(3)	The fair market value of the Company’s common stock on the date of the grant.

(4)	These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company’s common stock.

     The following table summarizes information regarding exercises of stock options by the named individuals during 2002 and unexercised options held by them as of December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares		at December 31, 2002	at December 31, 2002
	Acquired on	Value	(#)	($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Patrick F. Stone	377,589 (1)	6,043,015 (1)	472,405 /350,000	3,904,071 /22,000
Dwayne M. Walker	1,000	18,918	107,542 /401,666	124,920 /7,333
Neil A. Johnson	—	—	75,002 /44,999	489,040/202,590
Brian F. Hershkowitz	19,000	181,093	36,001 /54,999	275,010/239,330
Raymond O. Ferrarin	—	—	35,001 /44,999	274,070/142,530

(1)	On July 9, 2002, the Company acquired 100% of the outstanding common stock of Micro General Corporation (NASDAQ: MGEN — “MGEN”). The amount shown represent the MGEN options exercised prior to the acquisition.

     In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value is deemed to be $17.25, the closing price of the common stock of FNIS reported by Nasdaq on December 31, 2002.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

     The following table provides information regarding securities authorized for issuance under the Company’s equity compensation plans, as of December 31, 2002:

			Number of
			Securities
			Remaining Available
			for Future Issuance
	Name of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights (a)	and Rights (b)	(a)) (c)

Equity compensation plans approved by security holders	3,115,988	$8.88	394,497 (1)
Equity compensation plans not approved by security holders (2)	1,932,198	17.44	—
Total	5,048,186	$12.62	394,497

(1)	Excludes a total of 3,267,000 options available for automatic grant under the Company’s 1998 and 2001 Plans on each annual meeting date throughout the life of the option plans.

(2)	The equity compensation plans not approved by security holders represent grants under our 2001 Stock Incentive Plan in excess of options approved by the Company’s stockholders. This Proxy Statement includes a proposal to increase the number of stockholder-approval options available for grant. If adopted, the increased shares will be applied first to remedy the deficit, with the remaining approved shares available for grant.

Board Meetings and Committees

     The Board of Directors held seven meetings in 2002. The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a standing nominating committee, but will establish one in accordance with Nasdaq Rules as those rules are finalized. During the last fiscal year, every director attended at least 75% of the total number of meetings of the board and of all of the committees of the board on which such director served during that period.

     The members of the Audit Committee during 2002 were Messrs. Bradley A. Inman, Richard J. Freeman, and Earl Gallegos from January 1, 2001 through August 29, 2002, and Messrs. Freeman and Gallegos from August 30, 2002 through October 29, 2002 and Messrs. Freeman, Gallegos and Willie D. Davis from October 29, 2002 through December 31, 2002. The Board of Directors has determined that the members of the Audit Committee are independent directors as that term is defined in Rule 4200(a)(14) of the Nasdaq Rules. Nasdaq has proposed rules with respect to the determination of director independence. In accordance with these proposed rules, the Board of Directors of the Company must determine that an independent director has no material relationship with the Company other than as a director. The proposed rules specify the criteria by which the independence of directors is to be determined, including strict guidelines for directors and their immediate families with respect to ownership of the Company’s securities, past employment or affiliation with the Company or its independent auditor. The proposed rules also prohibit Audit Committee members from any direct or indirect financial relationship with the Company (other than in their capacity as directors and Audit Committee members), and restrict both commercial and not-for-profit relationships of all directors with the Company. The functions of the Audit Committee include:

•	the appointment, compensation and oversight of the Company’s independent auditors;

•	the oversight of the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation;”

•	establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) received by the Company concerning accounting controls or auditing issues;

•	engaging independent advisers, such as legal counsel and accounting advisers, to assist the Audit Committee in meeting its obligations;

•	approving any significant non-audit relationship with the Company’s independent auditors;

•	reviewing and approving all related party transactions;

•	discussing earnings press releases and financial information and earning guidance provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management;

•	meeting, separately and periodically, with management, internal auditors and independent auditors;

•	producing, at least annually, a report evaluating the performance of the audit committee; and

•	producing an annual report for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

     The Audit Committee held seven meetings during the fiscal year ended December 31, 2002. (See “Report of the Audit Committee”).

     The members of the Compensation Committee during 2002 were Willie D. Davis and Cary H. Thompson. Messrs. Davis and Thompson are independent directors. Nasdaq has proposed rules regarding the independence of members on the Compensation Committee which are not yet in effect. While the Company cannot be certain until final rules are adopted, the Company believes that the members of its Compensation Committee are independent within the meaning of the proposed rules and, in any case, those directors are not employees of the Company. The Compensation Committee reviews and approves salary and bonus levels and stock option grants for executive officers. The Compensation Committee held three meetings during the fiscal year ended December 31, 2002. (See “Report of the Compensation Committee”).

Compensation of Directors

     Directors who are also officers of FNIS do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, incurred in attending Board meetings.

     Directors who are not also employees of FNIS receive: \

•	an annual retainer of $5,000,

•	$2,500 for each board meeting attended,

•	$1,000 for each committee meeting attended (the committee chairman receives $1,500), and

•	expenses of attending board and committee meetings.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

     The Company entered into a three-year employment agreement with Mr. Stone, its Chief Executive Officer, effective January 1, 2003. Pursuant to this agreement, his minimum annual base salary is $750,000. The agreement provides for additional incentive compensation in respect of each fiscal year ending during the term thereof in the form of an annual cash bonus as determined in accordance with criteria established by the compensation committee. The agreement includes other compensation and executive fringe benefits. There is a change in control provision enabling Mr. Stone to terminate this agreement due to a change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Stone’s employment is terminated following a change of control under certain circumstances he will receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or two years, (iii) immediate vesting of all options not vested at the date of termination and (iv) maintenance of all benefit plans and programs for Mr. Stone for the number of years (including partial years) remaining in the agreement. The agreement allows the Company to terminate Mr. Stone without cause on terms specified in the agreement. Upon Mr. Stone’s death, his estate will receive a payment in the amount of the minimum annual base salary for the remainder of the agreement. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Stone upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the agreement.

     The Company entered into a three-year employment agreement with its President, Mr. Walker, effective July 9, 2002. Pursuant to this agreement, his minimum annual base salary is $450,000. The agreement provides for additional incentive compensation in respect of each fiscal year ending during the term thereof in the form of an annual cash bonus in an amount not less than $200,000, as determined in accordance with criteria established by the chief executive officer and the compensation committee. The agreement includes other compensation and executive fringe benefits. There is a change in control provision enabling Mr. Walker to terminate this agreement due to a change in control. In the event of termination of the agreement for good reason (defined in the agreement as a change in control) or if Mr. Walker’s employment is terminated following a change of control under certain circumstances he will receive: (i) his salary through the date of termination in effect as of the date of termination, plus (ii) the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or two years, (iii) immediate vesting of all options not vested at the date of termination and (iv) maintenance of all benefit plans and programs for Mr. Walker for the number of years (including partial years) remaining in the agreement. The agreement allows the Company to terminate Mr. Walker without cause on terms specified in the agreement. Upon Mr. Walker’s death, his estate will receive a payment in the amount of his base salary earned to date of death and the amount of bonus he would have earned if employed on the next anniversary of the effective date of the agreement. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Walker upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the agreement.

     Effective April 20, 2001, the Company entered into a Change in Control Severance Agreement with Neil A. Johnson, its Chief Financial Officer. Mr. Johnson’s severance agreement provides for certain payments and benefits in the event that his employment is terminated within 12 months after a “change in control” (as defined in the agreement), unless such termination results from Mr. Johnson’s death, disability or retirement, or his resignation for reasons other than “good reason” (as defined), or constitutes a termination for “cause” (as defined in the agreement). In such event, Mr. Johnson will be entitled (i) to receive a lump sum severance payment equal to one year’s base salary as then in effect; (ii) to receive a bonus payment equal to Mr. Johnson’s then-scheduled bonus, calculated as though all performance-related criteria had been met, prorated for the portion of the bonus period during which Mr. Johnson was employed by the Company; (iii) to the continuation of benefits under the Company’s medical, dental and vision plans, and the continuation of long-term disability insurance, for 12 months; (iv) to the continuation of payment of the premiums for Mr. Johnson’s life insurance policy for 12 months; and (v) automatic vesting of all unvested stock options held by Mr. Johnson.

     Effective June 8, 2001, the Company entered into a two year employment agreement, subject to automatic renewal terms of one year, with Brian F. Hershkowitz, pursuant to which Mr. Hershkowitz agreed to serve as an Executive Vice President of the Company. Mr. Hershkowitz’s base salary under this employment agreement is $250,000, subject to periodic increases at the discretion of the Board of Directors. The employment agreement also provides for (i) a guaranteed cash bonus of $250,000 on the one year anniversary of his continued employment with the Company and (ii) a bonus, during the second year of his continued employment with the Company, in accordance with the terms and conditions of the Company’s executive bonus program as then in effect. In addition, the employment agreement provides for reimbursement for relocation and temporary housing expenses. The employment agreement provides that it can be terminated by the Company for “cause” (as defined). In the event the Company terminates Mr. Hershkowitz’s employment without cause, the Company would be obligated to pay a lump sum severance equal to his base annual salary as then in effect and due for the remainder of the term.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee is currently composed of two independent directors, Cary H. Thompson and Willie D. Davis, neither of who is a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the Compensation Committee or Board of Directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

Compensation Philosophy

     The Company’s executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include real estate services companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company’s performance, the measures used for determining appropriate levels of compensation for executive officers include the Company’s national market share, net margin, quality of service, meeting of strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

     The Compensation Committee approves the employment agreements and salary and bonus levels for key employees, including Mr. Stone and Mr. Walker. The Compensation Committee then makes recommendations with respect to such compensation to the entire Board of Directors for its approval. In fiscal 2002, the Compensation Committee retained a consulting firm to review and advise on benefit plans and other compensation initiatives for the Company’s senior executives. As part of its review process, the Compensation Committee approved the Company’s incentive plan, which governs the incentive compensation payable to Mr. Stone and certain other executive officers.

Compensation of the Chief Executive Officer for Fiscal 2002

     Mr. Stone’s compensation for 2002 was determined pursuant to the terms of his employment agreement with our majority stockholder Fidelity National Financial, Inc. in effect during that period. His employment agreement provided him with a minimum base annual salary, which may be reviewed and increased at the discretion of the Compensation Committee to reflect matters including cost of living increases and performance results. Mr. Stone also received a cash bonus, which was determined pursuant to an executive bonus program established by the Compensation Committee. Under the program, Mr. Stone had varying performance-based bonus levels that were expressed as a percentage of his base salary, based upon the Company’s return on equity and earnings. The Compensation Committee established threshold, target and maximum expectations for each performance measure. In 2002, the Company exceeded target expectations for return on equity and earnings. The applicable target bonus amount was established by the Compensation Committee to be 300% of his base salary. Under the terms of his employment agreement, the Company, through the

Compensation Committee, has the discretion to award stock options to Mr. Stone. In 2002, Mr. Stone received a total of 400,000 option shares in two separate grants. On September 24, 2002, he received 100,000 option shares, of which 50,000 option shares vested immediately and 50,000 will vest on the first anniversary of the grant. On December 23, 2002, he received 300,000 option shares, of which 100,000 shares will vest on the first, second and third anniversary of the grant.

Compensation of Other Executives for Fiscal 2002

     With respect to the base salaries and incentive cash bonuses awarded to other executive officers in respect of 2002, the Compensation Committee approved these amounts pursuant to the executives’ employment agreements, if applicable, and an executive bonus program established by the Compensation Committee. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive’s contribution to the Company’s overall management team and an assessment of the future contributions the executive should be able to make to the Company. Under the terms of the executive bonus program, the executive officers received a cash bonus based upon specified target levels and the Company’s return on equity, revenue and cost savings resulting from merger synergies.

Stock Option Grants

     As indicated above, an important element of the Company’s compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company’s stockholders. The purpose of the Company’s Stock Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company’s long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2002 to executive officers for their performance in 2002.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

Cary H. Thompson Willie D. Davis

Report of the Audit Committee

     Management is responsible for FNIS’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of FNIS’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that FNIS’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

     FNIS’s independent accountants also provided to the Audit Committee the written disclosures and the letter from the independent accountants required by Independence Standards board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in FNIS’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of

Fidelity National Information Solutions’ Board of Directors,

Richard J. Freeman, Chairman Willie D. Davis Earl Gallegos

Stock Performance Graph

     Set forth below is a line graph comparing changes in the cumulative total return on FNIS’s common stock, a broad market index (the “Nasdaq Stock Market”) and against the cumulative total return of a peer group index (“Peer Group Index”) comprised of certain companies for the industry in which FNIS competes for the five-year period ending on December 31, 2002. The Peer Group Index consists of the following companies: Acxiom Corporation; Co Star Group, Inc.; Equifax, Inc.; Factual Data Corp.; Fair Isaac Corp.; BARRA, Inc.; Factset Research System, Inc.; and Choicepoint Incorporated.

     The composition of the Peer Group Index is different from the peer group used in last year’s proxy (the “Old Peer Group”). The Old Peer Group was comprised of the following companies: Acxiom Corporation; Co Star Group, Inc.; Equifax, Inc.; Factual Data Corp.; Fair Isaac Corp.; and Info USA, Inc. The cumulative return of the Old Peer Group for the five-year period ending on December 31, 2002 is also shown on the line graph below. The Company has determined that the Peer Group Index represents a more current sample of companies in our industry.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FIDELITY NATIONAL INFORMATION SOLUTIONS,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
A PEER GROUP INDEX AND AN OLD PEER GROUP

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02
Fidelity National Information Solutions	100.00	103.33	48.33	11.25	19.41	32.86
Nasdaq US Index	100.00	140.99	261.48	157.77	125.16	86.53
Peer Group Index	100.00	114.60	105.48	139.07	123.50	115.01
Old Peer Group	100.00	109.54	86.00	101.94	82.36	76.85

Notwithstanding anything to the contrary set forth in FNIS’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee of the Board of Directors, the Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be incorporated by reference into any such filings.

Certain Relationships and Related Transactions

     On April 29, 2002, we announced a tender offer for all of the outstanding shares of Micro General Corporation (“MGEN”), a majority-owned subsidiary of Fidelity National Financial, Inc. (“Fidelity”), whereby each share of MGEN common stock would be exchanged for shares of our common stock. We received over 90% of the outstanding MGEN shares in response to this offer, which was closed on July 9, 2002. Also on July 9, 2002, we acquired the remaining outstanding stock of MGEN through a short-form merger. As a result of the tender offer and subsequent short-form merger MGEN became our wholly-owned subsidiary. The tender offer and merger were based on a fixed exchange ratio of .696 shares of our common stock for each share of MGEN common stock. As a result, we issued 12,895,721 new shares of our common stock to acquire MGEN.

     In addition, subsequent to the merger of MGEN, FNIS exercised its option to convert a $5.3 million convertible note from MGEN into 403,120 shares of our common stock.

     In connection with our entering into the Credit Agreement, dated December 20, 2002, by and among FNIS, the lenders who are or may become a party to the Credit Agreement, Wachovia Bank, National Association and U.S. Bank National Association, FNIS agreed to subordinate its credit facility with Fidelity and to convert the Fidelity obligation to an unsecured obligation. Accordingly, FNIS and Fidelity entered into the Amended and Restated Revolving Credit Agreement, dated December 19, 2002, and a Revolving Subordinated Promissory Note dated December 19, 2002.

     During 2002, FNIS paid $1.5 million to Fidelity for executive and general management, accounting, legal, investment and administrative services provided to FNIS under an agreement effective August 1, 2001.

     We provide support services for TEAM and SIMON, real estate settlement software solutions used by Fidelity and its affiliates. In addition, we have been developing for Fidelity a new enterprise software solutions, NGS, which will eventually replace TEAM and SIMON. Revenue derived from Fidelity and its affiliates in connection with the development of NGS, supporting TEAM and SIMON and providing other services during 2002 was $117.8 million. We also sell certain data and other products to Fidelity. During 2002 these sales amounted to $9.8 million.

     We negotiated the rates we charge Fidelity under a Master Services Agreement effective January 1, 2003 (“MSA”). The MSA outlines the scope of services we provide to Fidelity and certain of the pricing and billing arrangements. It requires that we provide services to Fidelity at prices no higher than we charge to any direct competitor of Fidelity. Certain projects are billed to Fidelity on a cost plus fixed percentage profit basis. The remainder of the revenues from Fidelity are derived from the provision of a variety of products and services that are billed under one of the following methods: time and expenses, monthly maintenance, and fees based on per transaction, per user, and per location. Subject to the provisions of the agreement the current MSA expires December 31, 2003.

     In 2003, the Company made advances to Dwayne Walker and Brian Hershkowitz in the amounts of $200,000 and $74,000, respectively. These advances were made against their respective bonuses due than if they are employed by FNIS through December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2002. Based solely upon a review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied, except that Messrs. Davis, Freeman, Gallegos and Thompson each filed one late report for a transaction in 2002. The failure to timely file such report was an inadvertent error by the Company.

PROPOSAL 2

AMENDMENT OF THE FIDELITY NATIONAL INFORMATION SOLUTIONS
2001 STOCK INCENTIVE PLAN

     The Board proposes that the stockholders approve an amendment to the Fidelity National Information Solutions 2001 Stock Incentive Plan (referred to as the 2001 Plan) to increase the number of shares of our common stock reserved for issuance under the 2001 Plan by 3,300,000 to a total of 6,600,000 authorized shares and increase the automatic annual adjustment by 330,000 for a total annual increase of 660,000. THIS PROPOSED INCREASE OF 3,300,000 SHARES REPRESENTS APPROXIMATELY [     ]% OF OUR OUTSTANDING SHARES AS OF APRIL 23, 2003.

     Disclosure regarding the Company’s stock option plans in the aggregate, and whether those plans were approved by the Company’s stockholders, is included on page [     ] of this Proxy Statement.

     The 2001 Plan is an integral part of our compensation program, and has proven to be an essential element of the compensation utilized to attract and retain key employees, directors and consultants of ours and our affiliates. The 2001 Plan provides incentives in the form of grants of stock options. The object of these incentives is to advance our longer-term interests and those of our affiliates and stockholders by providing incentive tied to the performance of our stock. The 2001 Plan encourages selected employees, directors and consultants to acquire a larger personal financial interest in us through stock ownership.

     The Board believes it is in our best interests and the best interest of our stockholders to continue to make substantial use of the grant of stock options to attract, retain and motivate qualified employees, directors, and consultants. In order to do so, additional shares of our common stock will need to be reserved for issuance under the 2001 Plan.

     Accordingly, the Board has approved, subject to shareholder ratification, the following amendment to Section 4.1 of the 2001 Plan:

“4.1 Shares Subject to the Plan. A total of 6,600,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders, an additional 660,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement or (c) any shares of Restricted Stock or Deferred Shares are forfeited for any reason, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired of forfeited, shall again be available for grant or issuance under the Plan.”

Summary of 2001 Plan

     The following description of the principal features of the 2001 Plan is qualified in its entirety by reference to the text of the 2001 Plan which is on file with the Securities and Exchange Commission as Exhibit 10.67 to FNIS’s Annual Report on Form 10-K for the year ended December 31, 2002 (SEC File Number: 000-20312) as filed on March 28, 2003.

     The 2001 Plan as it is proposed to be amended authorizes up to 6,600,000 shares of common stock, plus an additional 660,000 shares of common stock on the date of each annual meeting of FNIS, for issuance under the terms of the 2001 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of FNIS.

     The 2001 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, rights to purchase shares of common stock (“Purchase Rights”), and deferred shares. Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of FNIS and its subsidiaries and affiliates. Nonqualified stock options, Purchase Rights, and deferred shares may be granted to employees of FNIS and its subsidiaries and affiliates, non-employee directors and officers, consultants, customers, suppliers, and other service providers.

     The Board of Directors, or a committee consisting of two or more outside members of the Board of Directors, administer the 2001 Plan (the “Administrator”). The Administrator has the full power and authority to interpret the 2001 Plan, select the recipients of options, Purchase Rights, and deferred shares, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 2001 Plan, and adopt, amend and rescind rules relating to the 2001 Plan.

     The term of incentive stock options may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of FNIS). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of FNIS); provided that the Administrator in its discretion may permit a participant to buy down the exercise price of an option in accordance with the terms of any bonus deferral program maintained by FNIS. There is no minimum purchase price for shares of common stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator.

     The maximum number of shares for which options or Purchase Rights may be granted to any one person is the total number of shares that are then available for grants under the Plan, and provided the proposed amendment is approved by the stockholders, in no event shall the aggregate number of shares subject to incentive stock options exceed 6,600,000. The aggregate fair market value of the common stock (determined as of the date of grant) with respect to which incentive stock options granted under the 2001 Plan or any other stock option plan of FNIS become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by certified or bank check, wire transfer, by the delivery of shares of common stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee’s or purchaser’s promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of FNIS to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or any combination of these methods. The option price for options granted under the 2001 Plan may be made in several additional ways: by a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (“NASD Dealer”) whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to FNIS, by a “margin” commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to FNIS, or where the Committee provides written approval after investigating the associated financial accounting consequences, by payment on a cashless basis, by stating in the exercise notice the number of shares of common stock the optionee elects to purchase pursuant to such exercise (in which case the optionee shall receive a number of shares of common stock equal to the number the optionee would have received upon such exercise for cash less such number of shares of common stock as shall then have a fair market value in the aggregate equal to the exercise price due in respect of such exercise), or by any combination of the foregoing methods of payment.

     Under the 2001 Plan, the Administrator has the discretion to implement a program for Deferred Share Awards as part of a deferred compensation program for employees, directors, and consultants. Cash dividends that are declared on these Awards are converted into an equal amount of deferred shares at the end of each calendar year. Deferred shares accumulate for distribution at the time and in the manner selected by the participant for distribution of the common stock subject to his or her Award. If a participant does not select a distribution method, then the common stock subject to the Deferred Share Award will be distributed in five annual installments beginning on the January 1 immediately following the participant’s termination of service with FNIS. Until transferred to a participant, the Administrator will control voting of any shares of common stock that are outstanding and subject to these Awards. The Administrator is, however, permitted to approve hardship distributions. A participant may not assign his or her claim to deferred shares and associated earning during his or her lifetime. A participant’s right to deferred shares and associated earning shall at all times constitute an unsecured promise of FNIS to pay benefits as they come due. Neither the participant nor his or her beneficiary will have any claim against, or rights in, any specific assets of FNIS.

     Except as otherwise provided by the Administrator, neither options, Purchase Rights, or deferred shares granted under the 2001 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which time such shares may be repurchased by FNIS, and therefore these shares may not be sold, assigned, pledged or transferred until such time as FNIS no longer has the right to reacquire any such shares. In the event that the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FNIS by reason of merger, consolidation or reorganization in which FNIS is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of FNIS while the 2001 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the 2001 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of FNIS the time period relating to the exercise or realization of all outstanding options, Purchase Rights, and deferred shares shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the 2001 Plan, “Change in Control” means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of FNIS possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of FNIS; (ii) a merger or consolidation in which FNIS is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of FNIS immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which FNIS is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of FNIS are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of FNIS; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of FNIS. The Board of Directors may alter, amend, suspend or terminate the 2001 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option, Purchase Right or Deferred Share may not be effected without such person’s consent. Unless sooner terminated by the Board of Directors, the 2001 Plan will terminate ten years from the date of the adoption of the 2001 Plan. It is not possible to determine who may be selected to receive options, Purchase Rights, or Deferred Shares, nor is it possible to determine the number of options, Purchase Rights, or Deferred Shares that may be granted to any individual under the 2001 Plan. Such selections and determinations shall be made by the Administrator of the 2001 Plan.

Summary of the Federal Income Tax Consequences

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee’s alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer’s basis in the stock. Gain or loss realized by an optionee on the sale of the stock issued upon exercise of an incentive stock options is taxable as long-term capital gain or loss, and no tax deduction is available to FNIS, unless the optionee disposes of the stock in a “disqualifying disposition.” A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee’s death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), FNIS will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will FNIS be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, FNIS will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee’s basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by FNIS with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by FNIS and no Section 83(b) election is made, the participant will recognize ordinary income on each date that FNIS’s repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, FNIS will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant’s basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

     Deferred Shares. Under the 2001 Plan, the Administrator may permit select Participants to receive stock options in lieu of all or part of a bonus otherwise payable in cash. The Participants may then apply the deferred bonus to reduce the exercise price for these stock options according to a formula that the Administrator establishes in its discretion. In addition, whenever FNIS transfers common stock associated with a Deferred Share Award, the holder will recognize ordinary income equal to the fair market value of the property transferred. Upon the transfer of common stock associated with a Deferred Share Award, FNIS will be entitled to a deduction, subject to Section 162(m) of the Code, equal to the amount of ordinary income recognized by the holder.

Income Tax Withholding

     The 2001 Plan grants FNIS the power to withhold, or require a participant to remit to FNIS, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2001 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing FNIS to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to FNIS shares of common stock owned by the participant.

Vote Required and Board of Directors’ Recommendation

     The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy, is required for approval of this proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDMENT TO 2001 STOCK INCENTIVE PLAN.

Audit Fees

     KPMG or its predecessors have continuously acted as independent auditors for the Company in respect of its fiscal years commencing with the fiscal year ended December 31, 2001. A representative of

KPMG is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Company incurred the following fees for audit and other services performed by KPMG with respect to fiscal 2002:

Audit fees, excluding audit related fees (1)	$971,000
Audit related fees (2)	49,000

Audit and audit related fees	1,020,000
All other fees (3)	185,000

Total fees	1,205,000

(1)	Audit fees consisted of fees for the 2002 audit and quarterly reviews and fees related to the review of registration statements for the MGEN and Factual Data transactions.

(2)	Audit related fees consisted principally of fees for audits of separate financial statements of certain employee benefit plans.

(3)	Other non-audit fees consisted of data center risk, security, and business continuity assessment for MGEN, a wholly owned subsidiary of FNIS.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     No auditing firm has been selected for fiscal year 2003. The Company has made a request for proposal for auditor and other services for fiscal year 2003 from three independent accounting firms, and is currently in the process of receiving and reviewing proposals. The request for proposals was not made as a result of any disagreement with KPMG.

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2004 Annual Meeting of Stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 4050 Calle Real, Santa Barbara, California 93110 addressed to the Secretary, no later than December 29, 2003 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     Additionally, under Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2004 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company’s proxy statement may be submitted until      , 2004; thereafter, the Company will use its voting authority as described above.

HOUSEHOLDING

     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

     Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

     If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations department (in writing: 4050 Calle Real, Santa Barbara, California 93110; by telephone: (805) 696-7000).

     If you participate in householding and wish to receive a separate copy of the 2002 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact our Investor Relations department as indicated above.

     Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors are not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF FNIS’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. REQUESTS SHOULD BE MAILED TO FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., 4050 CALLE REAL, SANTA BARBARA, CALIFORNIA 93110, ATTN. INVESTOR RELATIONS.

By Order of the Board of Directors

Patrick F. Stone
Chief Executive Officer

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JUNE 17, 2003

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	PROXY

The undersigned hereby appoints Patrick F. Stone and Neil A. Johnson as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Fidelity National Information Solutions, Inc. held of record by the undersigned as of April 23, 2003, at the Annual Meeting of Stockholders to be held on June 17, 2003, or any adjournment, thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE DETACH HERE

1. Election of Directors by holders of Common stock:	01 Willie D. Davis 02 William P. Foley, II 03 Richard J. Freeman 04 Earl Gallegos 05 Richard A. Mendenhall 06 Patrick F. Stone 07 Cary H. Thompson	[ ]	Vote FOR all nominees (except as marked	[ ]	Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S)
OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)				[	]

2.     Amendment of Fidelity National Information Solutions, Inc.’s 2001 Stock Incentive Plan to increase by 3,300,000 the number of common stock that may be issued pursuant to the stock options granted thereunder and to increase by 330,000 the automatic annual increase in the number of shares that may be issued pursuant to the stock options granted thereunder. [  ]    For  [  ]    Against  [  ]  Abstain

3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OF EACH OF THE NOMINEES.

Address Change? Mark Box Indicate changes below:	[ ]

		Dated:	, 2003

		[	]
		[	]

Signature(s) in Box
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JUNE 17, 2003

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	PROXY

The undersigned hereby appoints Patrick F. Stone and Neil A. Johnson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Information Solutions, Inc. (the “Company”) held of record by the undersigned on April 23, 2003 at the Annual Meeting of Stockholders to be held on June 17, 2003, or any adjournment thereof, at 2:00 p.m. Pacific Time at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California.

This instruction and proxy card is also solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders on June 17, 2003 at 2:00 p.m. Pacific time from persons who participate in either (1) the Fidelity National Financial 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2) the Fidelity National Information Solutions Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Financial, Inc. allocable to his or her account(s) as of April 23, 2002. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 9141, Farmingdale, NY 11735) by June 7, 2002. For shares voted by phone or internet, the deadline is 11:59 PM on June 9, 2002. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE DETACH HERE

1. Election of Directors by holders of Common stock:	01 Willie D. Davis 02 William P. Foley, II 03 Richard J. Freeman 04 Earl Gallegos 05 Richard A. Mendenhall 06 Patrick F. Stone 07 Cary H. Thompson	[ ]	Vote FOR all nominees (except as marked	[ ]	Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S)
OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)				[	]

2.     Amendment of Fidelity National Information Solutions, Inc.’s 2001 Stock Incentive Plan to increase by 3,300,000 the number of common stock that may be issued pursuant to the stock options granted thereunder and to increase by 330,000 the automatic annual increase in the number of shares that may be issued pursuant to the stock options granted thereunder. [  ]    For  [  ]    Against  [  ]  Abstain

3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OF EACH OF THE NOMINEES.

Address Change? Mark Box Indicate changes below:	[ ]

		Dated:	, 2003

		[	]
		[	]

Signature(s) in Box
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.